UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

MURPHY CANYON ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92123

(Address of principal executive offices, including zip code)

760-471-8536

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	MURFU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	MURF	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	MURFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 28, 2022, the units (the “Units”) and component securities thereof issued in the initial public offering of Murphy Canyon Acquisition Corp., a Delaware corporation (the “Company”) completed on February 7, 2022 will commence trading separately. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (each, a “Share”, and together, the “Shares”), and one redeemable warrant of the Company (each, a “Warrant”, and together, the “Warrants”), with each whole Warrant entitling the holder thereof to purchase one Share for $11.50 per Share. The Shares will trade under the symbol “MURF”, the Warrants will trade under the symbol “MURFW” and the Units will continue to trade under the symbol “MURFU.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2022	Murphy Canyon Acquisition Corp.

	By:	/s/ Jack K. Heilbron
	Name:	Jack Heilbron
	Title:	Chief Executive Officer

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